UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2024

KISSES FROM ITALY INC.

(Exact name of registrant as specified in charter)

Florida	000-55967	46-2388377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 SW 8th Street, Suite 2000 Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 423-7129

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On February 9, 2024, Kisses from Italy Inc. (the “Company”) received the letter (the "Notification Letter") from OTC Markets, Inc. notifying the Company that its bid price has closed below $0.01 for more than 30 consecutive calendar days and that the Company no longer meets the Standards for Continued Eligibility for OTCQB (the “OTCQB Standards”), which requires maintaining proprietary priced quotations published by a Market Maker in OTC Link with a minimum closing bid price of $0.01 per share on at least one of the prior 30 consecutive calendar days (the “Minimum Closing Bid Price”).

The Notification Letter states that pursuant to Section 4.1 of the OTCQB Standards, the Company was granted a cure period of 90 calendar days, or until May 9, 2024, to regain compliance with the Minimum Closing Bid Price under the OTCQB Standards. To continue trading on the OTCQB marketplace, the closing bid price for the Company’s common stock must be $0.01 or greater for 10 consecutive trading days during this 90-day cure period.

If this requirement is not met by May 9, 2024, the Company will be removed from the OTCQB marketplace. In addition, if the Company’s closing bid price falls below $0.001 at any time for five consecutive trading days, the Company will be immediately removed from the OTCQB marketplace.

The Company's business operations are not affected by the receipt of the Notification Letter. The Company intends to monitor the closing bid price of its common stock on the OTCQB Marketplace and, if appropriate, consider implementing available options, including a reverse stock split, to regain compliance with the Minimum Closing Bid Price under the OTCQB Standards.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 14, 2024	KISSES FROM ITALY INC.
	By:	/s/ Claudio Ferri
	Name: Title:	Claudio Ferri Co-Chief Executive Officer

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